                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Effective Date shown on the Contract Schedule. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control, including but not limited to the Enhanced Dollar Cost Averaging (EDCA) Rider. This Rider's provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

              LIFETIME GUARANTEED WITHDRAWAL BENEFIT (LIFETIME GWB)

This Rider guarantees that the total payments that you or your Beneficiary will receive from the Contract over time will at least equal the Total Guaranteed Withdrawal Amount (defined below), provided that withdrawals from your Contract do not exceed the Annual Benefit Payment each Contract Year. This Rider does not establish or guarantee an Account Value or minimum return for any Subaccounts available under Allocation, Transfer and Rebalancing (see below). The Total Guaranteed Withdrawal Amount and the Remaining Guaranteed Withdrawal Amount are established for the sole purpose of determining the minimum withdrawal benefit and are not available as a lump sum for withdrawal.

For purposes of this Rider "you" refers to the Owner of the contract, or to the oldest Joint Owner, or to the Annuitant if the Owner is a non-natural person. If the Joint Life Version is elected, you and your spouse, who is the primary beneficiary, are the covered persons under this Rider and "you" refers to the youngest covered person.

The Annual Benefit Payment (defined below) is defined as the maximum amount that may be withdrawn in any Contract Year without potentially incurring a proportional reduction to the Total Guaranteed Withdrawal Amount and Remaining Guaranteed Withdrawal Amount (defined below). Your initial Annual Benefit Payment equals the Lifetime GWB Withdrawal Rate shown on the Contract Schedule multiplied by the initial Total Guaranteed Withdrawal Amount.

The Total Guaranteed Withdrawal Amount and the Remaining Guaranteed Withdrawal Amount may be increased as a result of an Automatic Step-up (defined below), provided that the Account Value exceeds the Total Guaranteed Withdrawal Amount immediately before the Automatic Step-up, and provided that Your Attained Age does not exceed the Maximum Automatic Step-up Age shown on the Contract Schedule. The Automatic Step-up will reset the Lifetime GWB Fee Rate to rate we shall determine that does not exceed the Lifetime GWB Maximum Fee Rate, as shown on the Contract Schedule, provided that this rate shall not exceed the rate currently applicable to the same rider available for new contract purchases at the time of step-up. In the event that the Lifetime GWB Fee Rate at the time of the Automatic Step-up exceeds the current Lifetime GWB Fee Rate, you may elect to decline the Automatic Step-up and increase in Lifetime GWB Fee Rate. Once You notify Us of Your decision to decline the Automatic Step-up, You will no longer be eligible for future Automatic Step-ups until You provide Notice to us that You wish to reinstate Automatic Step-ups. This reinstatement will take effect at the next Automatic Step-up Date.

If the first withdrawal from the Contract is made on or after You have attained the Minimum Lifetime Income Age shown on the Contract Schedule, this Rider provides a guaranteed income for Your life, in an amount equal to the Annual Benefit Payment each year.

You should carefully consider when to begin taking withdrawals under this Rider. If You begin taking withdrawals before You have reached the Minimum Lifetime Income Age, Your income under this Rider is not guaranteed for life. Also, if You begin taking withdrawals at a younger age, Your Lifetime GWB Withdrawal Rate may be lower. On the other hand, if You delay taking withdrawals for too long, You may limit the number of payments You receive while You are alive due to life expectancy.

If the Joint Life Version is elected, then if the surviving spouse continues the Contract under the Spousal Continuation provisions of the Contract, and this Rider is in effect at the time of the continuation then the same terms and conditions that applied to the Owner under this Rider will continue to apply to the surviving spouse.

FMLI-690-6 (7/09)

Under this Rider, your Purchase Payment allocations and all transfers, and reallocations of your Account Value must meet the following allocation limits applicable to the Subaccounts and other accounts included by rider as set forth in the section on Allocation, Transfer and Rebalancing below.

YOU MAY ELECT TO CANCEL THIS RIDER BY PROVIDING NOTICE TO US DURING THE LIFETIME GWB CANCELLATION WINDOW PERIODS, IF ANY, SPECIFIED ON THE CONTRACT SCHEDULE. FOR CANCELLATIONS TAKING PLACE AFTER THE GUARANTEED PRINCIPAL ADJUSTMENT ELIGIBILITY DATE SPECIFIED ON THE CONTRACT SCHEDULE, A GUARANTEED PRINCIPAL ADJUSTMENT (DEFINED BELOW) MAY BE ADDED TO YOUR ACCOUNT VALUE. IF CANCELLED, THIS RIDER WILL TERMINATE AND WE WILL NO LONGER DEDUCT THE LIFETIME GWB RIDER CHARGE AND THE LIMITATIONS RELATING TO THE LIFETIME GWB SUBACCOUNTS DESCRIBED IN ALLOCATION, TRANSFER AND REBALANCING ABOVE WILL NO LONGER APPLY.

THIS RIDER WILL TERMINATE UPON THE EARLIEST OF: A) THE DATE YOU MAKE A FULL WITHDRAWAL OF YOUR ACCOUNT VALUE; B) THE DATE THERE ARE INSUFFICIENT FUNDS TO DEDUCT THE LIFETIME GWB RIDER CHARGE FROM YOUR ACCOUNT VALUE; C) DEATH OF THE OWNER OR JOINT OWNER (OR THE ANNUITANT IF THE OWNER IS A NON-NATURAL PERSON) UNLESS THE CONTRACT IS ISSUED UNDER THE JOINT LIFE VERSION AND IS CONTINUED UNDER THE SPOUSAL CONTINUATION PROVISIONS OF THE CONTRACT; D) THE DATE YOU ANNUITIZE YOUR CONTRACT; E) THE EFFECTIVE DATE OF THE CANCELLATION OF THE RIDER;
F) CHANGE OF THE OWNER, JOINT OWNER (OR THE ANNUITANT IF THE OWNER IS A NON-NATURAL PERSON) OR PRIMARY BENEFICIARY UNDER THE JOINT LIFE OPTION SUBJECT TO OUR ADMINISTRATIVE PROCEDURES; G) TERMINATION OF THE CONTRACT TO WHICH THIS RIDER IS ATTACHED; OR H) THE DATE YOU ASSIGN YOUR CONTRACT, SUBJECT TO OUR ADMINISTRATIVE PROCEDURES. SEE SECTION EFFECT OF RIDER TERMINATION SECTION BELOW. IF THIS RIDER TERMINATES (EXCEPT FOR A TERMINATION DUE TO DEATH OR CANCELLATION), A ONE-TIME PRO RATA PORTION OF THE LIFETIME GWB RIDER CHARGE WILL APPLY. IF THE LIFETIME GWB RIDER TERMINATES DUE TO DEATH OR CANCELLATION, THE LIFETIME GWB RIDER CHARGE WILL NO LONGER APPLY.

DEFINITIONS                      For the purposes of the Rider, the term
                                 "Effective Date" is defined to mean the date this Rider is issued and made an effective part of your Contract. The Effective Date must be on the Issue Date or on a Contract Anniversary.

TOTAL GUARANTEED WITHDRAWAL      The Total Guaranteed Withdrawal Amount is
AMOUNT                           defined as the minimum amount that you or your
                                 Beneficiary are guaranteed to receive from the Contract over time, provided that withdrawals from your Contract do not exceed the Annual
                                 Benefit Payment (defined below) each Contract
                                 Year.

                                 The Total Guaranteed Withdrawal Amount is also the amount to which the Lifetime GWB Fee Rate, as shown on the Contract Schedule, is applied.

                                 Your initial Total Guaranteed Withdrawal
                                 Amount, as of the Effective Date, is equal to your Account Value. If the Effective Date is the same as the Issue Date, we set this value equal to your Initial Purchase Payment.

                                 Effect of Additional Purchase Payments
                                 --------------------------------------

                                 The Total Guaranteed Withdrawal Amount will be increased by the amount of each Purchase Payment made. However, the Total Guaranteed Withdrawal Amount may not be increased above the Maximum Benefit Amount specified on the Contract Schedule.

                                 Effect of Withdrawals
                                 ---------------------

                                 The Total Guaranteed Withdrawal Amount will not
                                                                             ---
                                 be reduced for withdrawals if such withdrawals do not exceed the Annual Benefit Payment in any Contract Year.

                                 If a withdrawal results in cumulative
                                 withdrawals for the current Contract Year exceeding the Annual Benefit Payment, the Total Guaranteed Withdrawal Amount will be reduced proportionately by the Percentage Reduction in Account Value attributable to the withdrawal.

                                 We define the Percentage Reduction in Account Value attributable to a withdrawal as the computation of dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Value immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Value attributable to a withdrawal we multiply that value by 1 minus the Percentage Reduction.

FMLI-690-6 (7/09)

                                 The Total Guaranteed Withdrawal Amount may also increase as a result of an Automatic Step-up (as described below).

REMAINING GUARANTEED             The Remaining Guaranteed Withdrawal Amount is
WITHDRAWAL AMOUNT                defined as the remaining amount that you or
                                 your Beneficiary are guaranteed to receive from the Contract over time.

                                 Your initial Remaining Guaranteed Withdrawal
                                 Amount, as of the Effective Date, is equal to the initial Total Guaranteed Withdrawal Amount.

                                 Effect of Additional Purchase Payments
                                 --------------------------------------
                                 The Remaining Guaranteed Withdrawal Amount will be increased by the amount of each Purchase Payment made. However, the Remaining Guaranteed Withdrawal Amount may not be increased above the Maximum Benefit Amount as shown on the Contract Schedule.

                                 Effect of Withdrawals
                                 ---------------------

                                 The Remaining Guaranteed Withdrawal Amount will be decreased by the amount of each withdrawal for withdrawals that are less than or equal to the Annual Benefit Payment.

                                 If a withdrawal results in cumulative
                                 withdrawals for the current Contract Year exceeding the Annual Benefit Payment, the Remaining Guaranteed Withdrawal Amount will be reduced proportionately by the Percentage Reduction in Account Value attributable to the withdrawal.

                                 If a withdrawal is made that exceeds the Contract's annual Free Withdrawal Amount, a Withdrawal Charge may be assessed. If the withdrawal results in cumulative withdrawals for the current year equal to or less than the Annual Benefit Payment, the Withdrawal Charge would not cause a proportional reduction to the Total Guaranteed Withdrawal Amount or Remaining Guaranteed Withdrawal Amount. The Withdrawal Charge would be deducted from the Account Value and Remaining Guaranteed Withdrawal Amount.

                                 The Remaining Guaranteed Withdrawal Amount may also be increased as a result of an Automatic Step-up (as described below).

ANNUAL BENEFIT PAYMENT           The Annual Benefit Payment is defined as the
                                 maximum amount that may be withdrawn in any Contract Year without potentially incurring a proportional reduction to the Total Guaranteed
                                 Withdrawal Amount (as described above) and a proportional reduction to the Remaining
                                 Guaranteed Withdrawal Amount (as described above).

                                 Your initial Annual Benefit Payment equals the Lifetime GWB Withdrawal Rate shown on the Contract Schedule multiplied by the initial Total Guaranteed Withdrawal Amount.

                                 Each time the Total Guaranteed Withdrawal
                                 Amount is increased or reduced as described above, the Annual Benefit Payment will be recalculated to equal the Lifetime GWB Withdrawal Rate multiplied by the newly recalculated Total Guaranteed Withdrawal Amount.

FMLI-690-6 (7/09)

                                 If this Contract is a Qualified Distribution
                                 Program (defined below) and your Effective Date is the Issue Date, after your first Contract Year, your Annual Benefit Payment will be set equal to your Required Minimum Distribution Amount, if applicable, for that year, if greater. If this Contract is a Qualified Distribution Program (defined below) and the Effective Date is after the Issue Date, your Annual Benefit Payment will be set equal to your Required Minimum Distribution Amount, if applicable, for that year, if greater.

QUALIFIED DISTRIBUTION           Your Contract is a Qualified Distribution
PROGRAM                          Program if:

                                 1.   This Rider is made part of a Contract
                                      subject to the requirements of Section
                                      401(a)(9) of the Internal Revenue Code of
                                      1986, as may be subsequently amended (the
                                      "Code") and the regulations thereunder;
                                      and

                                 2.   You withdraw the "Required Minimum
                                      Distribution Amount". The "Required
                                      Minimum Distribution Amount" is the
                                      required minimum distribution under
                                      Section 401(a)(9) of the Code and the
                                      regulations thereunder that is withdrawn from your Contract automatically when you enroll in our automatic minimum distribution service. The frequency of Your withdrawals must be annual. Our automatic minimum distribution service is based on information relating to this Contract only. We ignore all other account balances from other funding vehicles. If you do not enroll in our automatic minimum distribution service, required minimum distribution withdrawals under Section 401(a)(9) of the Code will not be treated as Required Minimum Distribution Amounts and your Annual Benefit Payment will not be increased to the Required Minimum Distribution Amount under this Rider.

                                 Withdrawals intended to satisfy Section 72(t) or (q) of the Code, or from non-qualified or Roth IRA Contracts are not considered to be withdrawn from a Qualified Distribution Program.

AUTOMATIC STEP-UP                On each Automatic Step-up Date shown on the
                                 Contract Schedule, a step-up will occur
                                 automatically provided that the Account Value exceeds the Total Guaranteed Withdrawal Amount immediately before the step-up, and provided that your Attained Age does not exceed the Maximum Automatic Step-up Age shown on the
                                 Contract Schedule.

                                 The Automatic Step-up will:

                                 (a)  reset the Total Guaranteed Withdrawal
                                      Amount and the Remaining Guaranteed
                                      Withdrawal Amount to the Account Value on the date of the step-up, subject to the Maximum Benefit Amount specified on the Contract Schedule.

                                 (b) reset the Annual Benefit Payment equal to the Lifetime GWB Withdrawal Rate multiplied by the Total Guaranteed Withdrawal Amount after the step-up, and

                                 (c) reset the Lifetime GWB Fee Rate to a rate we shall determine that does not exceed the Lifetime GWB Maximum Fee Rate, as shown on the Contract Schedule, provided that this rate shall not exceed the rate currently applicable to the same rider available for new contract purchases at the time of step-up.

                                 In the event that the Lifetime GWB Fee Rate at the time of step-up exceeds your current Lifetime GWB Fee Rate, you will be provided a minimum of 30 days advanced Notice of the applicable Automatic Step-up Date, and be informed that you may elect to decline the Automatic Step-up and increase in the Lifetime GWB Fee Rate. If you elect to decline the Automatic Step-up, you must provide Notice no less than seven calendar days prior to the applicable Automatic Step-up Date. Once you notify us of your decision to decline the Automatic Step-up, you will no longer be eligible for future Automatic Step-ups until you provide Notice that you wish to reinstate Automatic Step-ups. This reinstatement will take effect at the next Automatic Step-up Date.

FMLI-690-6 (7/09)

ALLOCATION, TRANSFER AND         While this Rider is in force, unless otherwise
REBALANCING                      provided in the Contract Schedule, all
                                 allocations to or transfers among Subaccounts and any other accounts included by rider are limited as follows:

                                 Each Purchase Payment, or your Account Value on the Effective Date, must be allocated in accordance with either subsection (1) or (2) below:

                                 1. You must allocate your Purchase Payments or your Account Value on the Effective Date to the Lifetime GWB Subaccounts and other accounts included by rider shown on the Contract Schedule.

                                 2. You must allocate your Purchase Payments or your Account Value on the Effective Date in accordance with the following allocation requirements:

                                      (a)   A percentage, at least equal to the
                                            Platform 1 Minimum Percentage shown
                                            on the Contract Schedule, must be
                                            allocated to any combination of
                                            Subaccounts that we classify as
                                            Platform 1 Subaccounts, and other
                                            accounts included by rider, shown on
                                            the Contract Schedule;

                                      (b)   A percentage, not to exceed the
                                            Platform 2 Maximum Percentage shown
                                            on the Contract Schedule, may be
                                            allocated to any combination of
                                            Subaccounts that we classify as
                                            Platform 2 Subaccounts, shown on the
                                            Contract Schedule;

                                      (c)   A percentage, not to exceed the
                                            Platform 3 Maximum Percentage shown
                                            on the Contract Schedule, may be
                                            allocated to any combination of
                                            Subaccounts that we classify as
                                            Platform 3 Subaccounts, shown on the
                                            Contract Schedule; and

                                      (d)   A percentage, not to exceed the
                                            Platform 4 Maximum Percentage shown
                                            on the Contract Schedule, may be
                                            allocated to any combination of
                                            Subaccounts that we classify as
                                            Platform 4 Subaccounts, shown on the
                                            Contract Schedule.

                                      If you chose to allocate a Purchase
                                      Payment to the EDCA Account, then the
                                      entire Purchase Payment must be allocated only to the EDCA Account. In addition, all transfers from an EDCA Account must be allocated to the same Subaccounts, and other accounts included by rider, as your most recent allocations for Purchase Payments, or your Account Value on the Effective Date.

                                      Your Account Value will be rebalanced on a quarterly basis based on your most recent Purchase Payment allocation among the Subaccounts or other accounts included by rider that complies with the allocation limitations described above. Rebalancing will also occur on the date when a subsequent Purchase Payment is received, if accompanied by new allocation instructions (in addition to the quarterly rebalancing). Quarterly rebalancing will first occur on the date that is three months from the Effective Date; provided however, rebalancing will be made on the 1st day of the following month if a quarterly rebalancing date occurs on the 29th, 30th or 31st of a month. Subsequent rebalancing will be made each quarter thereafter on the same day. In addition, if a quarterly rebalancing date is not a Business Day the reallocation will occur on the next Business Day. Withdrawals from the Contract will not result in rebalancing on the date of withdrawal.

                                      The Company will determine whether a
                                      Subaccount or any other accounts included by rider is classified as Platform1, Platform 2, Platform 3 or Platform 4. We will not determine or change the classification of a Subaccount or any other accounts included by rider in the event a Subaccount or its underlying investment option or any other accounts included by rider is added, deleted, substituted, merged or otherwise reorganized, unless we receive prior approval of the New York State Insurance Department. In that case, any change in classification will only take effect as to your Contract in the event you make a new Purchase Payment or request a transfer among Subaccounts and any other accounts included by rider. We will provide you with prior written notice of any changes in classification of Subaccounts or any other accounts included by rider.

FMLI-690-6 (7/09)

                                 You may change your Purchase Payment allocation instructions at anytime upon Notice to us, provided that such instructions must comply with the allocation limits described above in subsections (1) and (2). If you provide new allocation instructions for Purchase Payments and if these instructions conform to the allocation limitations described above, future Purchase Payment and EDCA Account transfer allocations and quarterly rebalancing will be made in accordance with the revised allocation instructions.

                                 Any transfer request must result in an Account Value that meets the allocation limitations described above. Any transfer request will not cause your Purchase Payment allocation instructions to change unless a separate instruction is provided to us at the time of transfer.

                                 For additional details of the Company's
                                 policies and procedures applicable to this Allocation, Transfer and Rebalancing section of the Rider, please contact the Company.

                                 Any attempt to allocate to or transfer among Subaccounts and any other accounts included by rider Purchase Payments or Account Value not according to the allocation requirements above will not be accepted.

LIFETIME GWB RIDER CHARGE        On each Contract Anniversary, the Lifetime GWB
                                 Rider Charge shall be deducted from your Account Value. This charge is equal to the Lifetime GWB Fee Rate shown on the Contract
                                 Schedule multiplied by the Total Guaranteed
                                 Withdrawal Amount on such Contract Anniversary, before taking into account any Automatic
                                 Step-up occurring on such Contract Anniversary.

                                 The initial Lifetime GWB Fee Rate is shown on the Contract Schedule. The Lifetime GWB Fee Rate may only be changed as a result of an Automatic Step-up (see above).

                                 If the Lifetime GWB rider terminates (except for a termination due to death or cancellation), a pro rata portion of the Lifetime GWB Rider Charge will be assessed based on the number of full months from the last Contract Anniversary to the date of termination.

                                 The Lifetime GWB Rider Charge will result in the cancellation of Accumulation Units from each applicable Subaccount (and/or reduction of any portion of the Account Value allocated to any other accounts included by Rider) in the ratio the portion of the Account Value in such Subaccount (and/or other account) bears to the total Account Value.

CANCELLATION/ GUARANTEED         You may elect to cancel this Rider by giving
PRINCIPAL ADJUSTMENT             Notice to us, in accordance with our
                                 administrative procedures, during the Lifetime
                                 GWB Cancellation Window Periods, if any, specified on the Contract Schedule. A cancellation during a Lifetime GWB Cancellation
                                 Window Period will take effect upon receipt of such Notice at our Administrative Office. If cancelled, this Rider will terminate and we will no longer deduct the Lifetime GWB Rider
                                 Charge and the limitations relating to the Lifetime GWB Subaccounts described in
                                 Allocation, Transfer and Rebalancing above will no longer apply.

                                 If such cancellation election occurs after the Guaranteed Principal Adjustment Eligibility Date specified on the Contract Schedule and if
                                 (a) exceeds (b) as defined below, then upon cancellation, a Guaranteed Principal Adjustment equal to (a) - (b) will be added to the Account Value. The Guaranteed Principal Adjustment will be added to each applicable Subaccount and any other accounts included by rider in the ratio that the Account Value in such Subaccount or account bears to the total Account Value in all Subaccounts and any other accounts included by rider.

                                 (a) is the Account Value on the Effective Date reduced proportionately by the Percentage Reduction in Account Value attributable to any partial withdrawals taken. If the Effective Date is the same as the Issue Date, this value is the Purchase Payments credited within 120 days of the Effective date reduced proportionately by the Percentage Reduction in Account Value attributable to any partial withdrawals taken

                                 (b)  is the Account Value on the date of
                                      cancellation.

                                 The Guaranteed Principal Adjustment will never be less than zero.

FMLI-690-6 (7/09)

EFFECT ON DEATH BENEFIT          An additional death benefit amount will be
                                 calculated which will be equal to the Account
                                 Value on the Effective Date plus any additional
                                 Purchase Payments made after the Effective Date and less any partial withdrawals. If the Effective Date is the same as the Issue Date, the additional death benefit amount will equal total Purchase Payments less any partial withdrawals. If this death benefit amount is greater than the death benefit provided by your Contract, and if withdrawals in each Contract
                                 Year following the Effective Date do not exceed the Annual Benefit Payment, then this death benefit amount will be available instead of the death benefit provided by the Contract. All other provisions of your Contract's death benefit will apply.

TERMINATION OF RIDER             The Lifetime GWB Rider will terminate upon the
                                 earliest of:

                                 (a)  The date you make a full withdrawal of
                                      your Account Value;

                                 (b) The date there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Value;

                                 (c) Death of the Owner or Joint Owner (or the Annuitant if the Owner is a non-natural person) unless the Contract is issued under the Joint Life version and is continued under the spousal continuation provisions of the Contract;

                                 (d)  The date you annuitize your Contract;

                                 (e) The effective date of the cancellation of the Rider;

                                 (f) A change of the Owner, Joint Owner (or the Annuitant if the Owner is a non-natural person) or primary Beneficiary under the Joint Life Version subject to our administrative procedures;

                                 (g) Termination of the Contract to which this Rider is attached; or

                                 (h) The date you assign your Contract, subject to our administrative procedures.

EFFECT OF RIDER TERMINATION      (a)  If the Rider terminates under subsection
                                      ----------------------------------------
                                      (a) or (b) of the Termination of Rider
                                      --------------------------------------
                                      section and first withdrawal from the
                                      -------------------------------------
                                      Contract was made prior to Minimum
                                      ----------------------------------
                                      Lifetime Income Age
                                      -------------------

                                      If the Account Value is reduced to zero
                                      because you make a full withdrawal that
                                      does not exceed your Annual Benefit
                                      Payment, or because there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Value, and the first withdrawal from the Contract was made prior to the Minimum Lifetime Income Age, we will make monthly payments to you until the Remaining Guaranteed Withdrawal Amount is depleted. These payments may be at any other frequency acceptable to you and us, but not less frequently than annually, and shall be equal in amount, except for the last payment which will be in an amount necessary to reduce the Remaining Guaranteed Withdrawal Amount to zero. The total annual payment will not exceed the Annual Benefit Payment. If you die while these payments are being made, payments will continue to your Beneficiary until the Remaining Guaranteed Withdrawal Amount is reduced to zero.

                                 (b)  If the Rider terminates under subsection
                                      ----------------------------------------
                                      (a) or (b) of the Termination of Rider
                                      --------------------------------------
                                      section and first withdrawal from the
                                      -------------------------------------
                                      Contract was made on or after Minimum
                                      -------------------------------------
                                      Lifetime Income Age
                                      -------------------

                                      If the Account Value is reduced to zero
                                      because you make a full withdrawal that
                                      does not exceed your Annual Benefit
                                      Payment, or because there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Value, and the first withdrawal from the Contract was made on or after the Minimum Lifetime Income Age, we will make monthly payments to you for the remainder of your life. These payments may be at any other frequency acceptable to you and us, but not less frequently than annually, and shall be equal in amount. The total annual payment will not exceed the Annual Benefit Payment. If you die before the Remaining Guaranteed Withdrawal Amount is depleted, payments will continue to your Beneficiary until the Remaining Guaranteed Withdrawal Amount is reduced to zero.

FMLI-690-6 (7/09)

                                      If the Joint Life Version of this Rider
                                      was elected, payments will continue to
                                      your spouse for the remainder of your
                                      spouse's life if your spouse is the
                                      primary Beneficiary on the Contract.

                                 (c)  Rider Terminates Due to Death under
                                      -----------------------------------
                                      subsection (c) of the Termination of Rider
                                      ------------------------------------------
                                      section
                                      -------

                                      If this Rider terminates as a result of
                                      your death, your Beneficiary may elect a GWB Death Benefit in lieu of all other death benefits provided by this Contract. The GWB Death Benefit will be to pay the Remaining Guaranteed Withdrawal Amount to your Beneficiary in monthly payments or at any frequency acceptable to your Beneficiary and us (but not less frequently than annually). Such installment payments shall be equal in amount, except for the last payment, which will be in an amount necessary to reduce the Remaining Guaranteed Withdrawal Benefit Amount to zero. Except to the extent required under federal income tax law, the total annual payment will not exceed the Annual Benefit Payment. If your Beneficiary dies while such payments are made, the payments will continue to the Beneficiary's estate unless such other designee has been agreed to by us in writing. Should your Beneficiary choose to take one of the other death benefits provided by this Contract, no benefit shall be payable under this Rider.

                                      We reserve the right to accelerate any
                                      payment that is less than $500. Also, we will accelerate payments if needed in order to comply with the Internal Revenue Service ("IRS") minimum distribution requirements if this Rider is made part of a contract subject to the requirements of section 401(a)(9) of the Code and the
                                      regulations thereunder (including a Roth
                                      IRA annuity after the death of the Owner).
                                      All other rights under your Contract will cease.

                                      If this Rider is attached to a
                                      non-qualified annuity contract under
                                      federal income tax law, any death benefit hereunder must be paid out over a time period and in a manner that satisfies section 72(s) of the Code. If the Owner
                                      (or the Annuitant, where the Owner is not a natural person) dies prior to the "annuity starting date" (as defined under the Code and regulations thereunder), the period over which the GWB Death Benefit is paid cannot exceed the remaining life expectancy of the payee under the appropriate IRS tables. For purposes of the preceding sentence, if the payee is a non-natural person, the GWB Death Benefit must be paid out within 5 years from the date of death. Payments under the GWB Death Benefit must begin within 12 months following the date of the above referenced death.

                                      If this Rider terminates under subsection
                                      (d), (e), (f), (g), or (h) of the
                                      Termination of Rider section no further
                                      benefits will be payable under this Rider.

SPOUSAL CONTINUATION             If the Joint Life Version of this Rider is
                                 elected, then if a surviving spouse continues the Contract under the Spousal Continuation provisions of the Contract, and this Rider is in effect at the time of the continuation then the same terms and conditions that applied to the Owner under this Rider will continue to apply to the surviving spouse.

COMPLIANCE WITH TAX CODE         This Rider will be interpreted and administered
                                 in accordance with Code Section 72(s) if it is made part of a non-qualified annuity Contract;
                                 and in accordance with Code Section 401(a)(9)
                                 (including Code Section 401(a)(9)(B)) and the regulations thereunder if made part of a qualified contract.

                                 We reserve the right to amend this Rider where necessary to comply with the Code (including, but not limited to Code Section 72(s) or Code
                                 Section 401(a)(9)).

EXAMPLES The purpose of examples 1 through 6 is to illustrate the operation of the Lifetime GWB Rider when withdrawals are taken in excess of the Annual Benefit Payment. Examples 1, 2 and 3 assume that the Single Life Version is elected, the first withdrawal is taken prior to attaining the Minimum Lifetime Income Age and You are guaranteed to receive income equal to the Annual Benefit Payment until Your Remaining Guaranteed Withdrawal Amount is depleted. Examples 4, 5 and 6 assume that the Single Life Version is elected, the first withdrawal is taken when you have attained age [65] and You are guaranteed to receive income for life equal to the Annual Benefit Payment.

FMLI-690-6 (7/09)

                                 The purpose of Example 7 is to illustrate the asset allocation limits applicable to the Subaccounts and other accounts included by rider under subsection (2).

                                 The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon a number of factors, including investment allocations and the investment experience of the investment options chosen. The examples do not reflect the deduction of fees and charges and applicable income taxes and penalties.

                                 EXAMPLES 1, 2 AND 3 ASSUME THAT THE SINGLE LIFE VERSION IS ELECTED, THE AGE AT THE EFFECTIVE DATE IS LESS THAN MINIMUM LIFETIME INCOME AGE AND THAT WITHDRAWALS START RIGHT AWAY.

                                 EXAMPLE #1 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS LOWER THAN THE TOTAL GUARANTEED WITHDRAWAL AMOUNT AND THE REMAINING GUARANTEED WITHDRAWAL AMOUNT

                                 Total Guaranteed Withdrawal Amount
                                 (TGWA)                                $ 10,000
                                 Remaining Guaranteed Withdrawal
                                 Amount (RGWA)                          [$5,000]
                                 Annual Benefit Payment (ABP)             [$500]
                                 Account Value (AV)                    $  4,000
                                 Withdrawal in year 11                 $    600
                                 AV after withdrawal                   $  3,400
                                 TGWA after withdrawal                 $  8,500
                                 RGWA after withdrawal                  [$4,250]
                                 ABP after withdrawal                     [$425]

                                 This is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $4,000 = 15%.
                                 Therefore the TGWA and the RGWA will reduce by 15%. The TGWA will reduce from $10,000 to $8,500 ($10,000 - $10,000*15%). The RGWA will reduce from [$5,000] to [$4,250] ([$5,000] -
                                 [$5,000]*15%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal ([5%] x $8,500 = [$425]).

                                 The ABP of [$425] could be withdrawn each year for the next [10] years until the RGWA is reduced to $0. No additional income would be available under this rider.

                                 EXAMPLE #2 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS HIGHER THAN THE TGWA:

                                 TGWA                                  $ 10,000
                                 RGWA                                   [$5,000]
                                 Annual Benefit Payment                   [$500]
                                 AV                                    $ 12,000
                                 Withdrawal in year 11                 $    600
                                 AV after withdrawal                   $ 11,400
                                 TGWA after the withdrawal             $  9,500
                                 RGWA after the withdrawal              [$4,750]
                                 ABP after withdrawal                     [$475]

FMLI-690-6 (7/09)

                                 This is an excess withdrawal so the TGWA and RGWA are reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $12,000 = 5%.
                                 Therefore the TGWA and the RGWA will reduce by 5%. The TGWA will reduce from $10,000 to $9,500 ($10,000 - $10,000*5%). The RGWA will reduce from [$5,000] to [$4,750] ([$5,000] -
                                 [$5,000]*5%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal ([5%] x $9,500 = [$475]).

                                 The ABP of [$475] could be withdrawn each year for the next [10] years until the RGWA is reduced to $0. No additional income would be available under this rider.

                                 EXAMPLE #3 - EXCESS WITHDRAWAL AFTER A
                                 NON-EXCESS WITHDRAWAL WAS TAKEN IN THE SAME
                                 CONTRACT YEAR:

                                 TGWA                               $    10,000
                                 RGWA                                   [$5,000]
                                 Annual Benefit Payment                   [$500]
                                 AV                                 $     4,500
                                 First withdrawal in year 11              [$500]
                                 AV after first withdrawal              [$4,000]
                                 TGWA after the first withdrawal
                                 in year 11                         $    10,000
                                 RGWA after the first withdrawal
                                 in year 11                             [$4,500]
                                 Second withdrawal in year 11             [$500]
                                 AV after second withdrawal             [$3,500]
                                 TGWA after the second withdrawal
                                 in year 11                             [$8,750]
                                 RGWA after the second withdrawal
                                 in year 11                          [$3,937.50]
                                 ABP after withdrawal                  [$437.50]

                                 The first withdrawal in year 11 will reduce the RGWA from [$5,000] to [$4,500]. TGWA remains at $10,000. The second withdrawal in year 11 is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before second withdrawal = [$500] / [$4,000] = [12.5%].
                                 Therefore, the TGWA and the RGWA will reduce by [12.5%]. The TGWA will reduce from $10,000 to [$8,750] ($10,000 - $10,000*[12.5%]). The RGWA
                                 will reduce from [$4,500] to [$3,937.50]
                                 ([$4,500] - [$4,500]*[12.5%]).

                                 The ABP of [$437.50] could be withdrawal each year for the next [9] years until the RGWA is reduced to $0. No additional income would be available under this rider.

                                 EXAMPLES 4, 5 AND 6 ASSUME THAT THE SINGLE LIFE VERSION IS ELECTED, THE AGE AT THE EFFECTIVE DATE IS 65 AND THAT WITHDRAWALS START RIGHT AWAY.

                                 EXAMPLE #4 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS LOWER THAN THE TOTAL GUARANTEED WITHDRAWAL AMOUNT AND THE REMAINING GUARANTEED WITHDRAWAL AMOUNT

                                 Total Guaranteed Withdrawal Amount
                                 (TGWA)                                 $10,000
                                 Remaining Guaranteed Withdrawal
                                 Amount (RGWA)                          $ 5,000
                                 Annual Benefit Payment (ABP)             [$500]
                                 Account Value (AV)                     $ 4,000
                                 Withdrawal in year 11                  $   600
                                 AV after withdrawal                    $ 3,400

FMLI-690-6 (7/09)

                                 TGWA after withdrawal                  $ 8,500
                                 RGWA after withdrawal                  $ 4,250
                                 ABP after withdrawal                     [$425]

                                 This is an excess withdrawal so the TGWA and RGWA are reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $4,000 = 15%.
                                 Therefore the TGWA and the RGWA will reduce by 15%. The TGWA will reduce from $10,000 to $8,500 ($10,000 - $10,000*15%). The RGWA will reduce from $5,000 to $4,250 ($5,000 -
                                 $5,000*15%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal ([5%] x $8,500 = [$425]).

                                 The ABP of [$425] could be withdrawn each year for life.

                                 EXAMPLE #5 - EXCESS WITHDRAWAL WHEN THE ACCOUNT VALUE IS HIGHER THAN THE TGWA:

                                 TGWA                                   $10,000
                                 RGWA                                   $ 5,000
                                 Annual Benefit Payment                   [$500]
                                 AV                                     $12,000
                                 Withdrawal in year 11                  $   600
                                 AV after withdrawal                    $11,400
                                 TGWA after the withdrawal              $ 9,500
                                 RGWA after the withdrawal              $ 4,750
                                 ABP after withdrawal                     [$475]

                                 This is an excess withdrawal so the TGWA and RGWA are reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $12,000 = 5%.
                                 Therefore the TGWA and the RGWA will reduce by 5%. The TGWA will reduce from $10,000 to $9,500 ($10,000 - $10,000*5%). The RGWA will reduce from $5,000 to $4,750 ($5,000 - $5,000*5%).
                                 Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal ([5%] x $9,500 = [$475]).

                                 The ABP of [$475] could be withdrawn each year for life.

                                 EXAMPLE #6 - EXCESS WITHDRAWAL AFTER A
                                 NON-EXCESS WITHDRAWAL WAS TAKEN IN THE SAME
                                 CONTRACT YEAR:

                                 TGWA                                 $  10,000
                                 RGWA                                 $   5,000
                                 Annual Benefit Payment                   [$500]
                                 AV                                   $   4,500
                                 First withdrawal in year 11          $     500
                                 AV after first withdrawal            $   4,000
                                 TGWA after the first withdrawal
                                 in year 11                           $  10,000
                                 RGWA after the first withdrawal
                                 in year 11                           $   4,500
                                 Second withdrawal in year 11         $     500
                                 AV after second withdrawal           $   3,500
                                 TGWA after the second withdrawal
                                 in year 11                           $   8,750
                                 RGWA after the second withdrawal
                                 in year 11                           $3,937.50
                                 ABP after withdrawal                  [$437.50]

FMLI-690-6 (7/09)

                                 The first withdrawal in year 11 will reduce the RGWA from $5,000 to $4,500. TGWA remains at $10,000. The second withdrawal in year 11 is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before second withdrawal = $500 / $4,000 = 12.5%. Therefore, the TGWA and the RGWA will reduce by 12.5%. The TGWA will reduce from $10,000 to $8,750 ($10,000 - $10,000*12.5%). The RGWA will reduce from $4,500 to $3,937.50 ($4,500 - $4,500 *
                                 12.5%).

                                 The ABP of [$437.50] could be withdrawal each year for life.

                                 EXAMPLE #7 - ALLOCATION AND REBALANCING

                                 Assume an account was issued on [1/1/2010] with a $100,000 Purchase Payment. The chosen asset allocation is:

                                 Platform 1 - [35%]
                                 Platform 2 - [50%]
                                 Platform 3 - [15%]

                                 A purchase payment of $100,000 was made on [2/1/2010] with the same asset allocation. The money allocated to each Platform from the new Purchase Payment is:

                                 Platform 1 - [$35,000]
                                 Platform 2 - [$50,000]
                                 Platform 3 - [$15,000]

                                 The Account Value at the end of [3/31/2010] is $200,000. Assume $55,000 is in Platform 1, $110,000 is in Platform 2, and $35,000 is in Platform 3. The quarterly rebalancing will take place on [4/1/2010] so that after the rebalancing, the Platform values will be:

                                 Platform 1 = [35%] of $200,000 = [$70,000]
                                 Platform 2 = [50%] of $200,000 = [$100,000]
                                 Platform 3 = [15%] of $200,000 = [$30,000]

                                 The client changes their Purchase Payment allocation instructions on [5/1/2010]. Since no new Purchase Payment is allocated, no rebalancing occurs. Future Purchase Payments and quarterly rebalancing will be made in accordance with this revised Purchase Payment allocation instruction. The new instruction is:

                                 Platform 1 - [30%]
                                 Platform 2 - [40%]
                                 Platform 3 - [15%]
                                 Platform 4 - [15%]

                                 The Account Value at the end of [6/30/2010] is $250,000. Assume $60,000 is in Platform 1, $130,000 is in Platform 2, and $60,000 is in Platform 3. The quarterly rebalancing will take place on [7/1/2010] using the most recent Purchase Payment allocation from [5/1/2010] so that after the rebalancing, the Platform values will be:

                                 Platform 1 = [30%] of $250,000 = [$75,000]
                                 Platform 2 = [40%] of $250,000 = [$100,000]
                                 Platform 3 = [15%] of $250,000 = [$37,500]
                                 Platform 4 = [15%] of $250,000 = [$37,500]

First MetLife Investors Insurance Company has caused this Rider to be signed by its Secretary.

                                       FIRST METLIFE INVESTORS INSURANCE COMPANY


                                       /s/ Richard C. Pearson
                                       -----------------------------------------
                                       Richard C. Pearson
                                       [SECRETARY]

FMLI-690-6 (7/09)